Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE

For Further Information Contact:
Patrick J. McEnany	Melody Carey
Catalyst Pharmaceutical Partners	Rx Communications Group
Chief Executive Officer	Co-President
(305) 529-2522	(917) 322-2571
pmcenany@catalystpharma.com	mcarey@rxir.com

Catalyst Pharmaceutical Partners Announces First Quarter 2012 Financial Results

CORAL GABLES, FL, May 16, 2012 – Catalyst Pharmaceutical Partners, Inc. (Nasdaq: CPRX) today announced its financial results for the three month period ended March 31, 2012. The Company reported a net loss of $1,089,186, or $0.04 per basic and diluted share, compared to a net loss of $1,517,136, or $0.08 per basic and diluted share, for the same period in 2011.

Research and development expenses for the first quarter of 2012 were $727,327, compared to $903,953 in the first quarter of 2011. Research and development expenses decreased when compared to the same period in 2011, as expenses incurred during the first quarter of 2011 included pre-clinical studies and drug development activities for CPP-115 in connection with the submission of an IND for CPP-115 (which occurred during the fourth quarter of 2011). The Company expects that research and development expenses will continue to be significant during the balance of 2012 as Catalyst continues its studies and trials. General and administrative expenses for the first quarter of 2012 totaled $637,383, compared to $615,297 in the first quarter of 2011.

As a development-stage specialty pharmaceutical company, Catalyst had no revenues in either the first quarter of 2012 or the first quarter of 2011.

At March 31, 2012, Catalyst had cash and cash equivalents of $4.7 million and no debt. Catalyst believes that its existing cash and cash equivalents will be sufficient to fund its currently ongoing CPP-109 and CPP-115 research and development activities, and to continue its operations through the first quarter of 2013.

First Quarter Accomplishments

•	Continued progressing the CPP-109 Phase II(b) clinical trial for cocaine addiction
•	Continued enrollment and dosing of subjects in the CPP-115 Phase I(a) safety study
•	Granted Orphan Medicinal Product Designation in the European Union for CPP-115 for the treatment of West Syndrome

•	Filed a U.S. provisional patent for GABA aminotransferase use in the treatment of Tourette Syndrome
•	Reported on CPP-115 development progress at the 2012 Epilepsy Pipeline Update Conference
•	Provided a corporate update, including CPP-109 and CPP-115 progress, at Cowen & Company’s 32nd Annual Health Care Conference and at the 24th Annual ROTH Conference

Significant Upcoming Events

•	Complete enrollment of the CPP-109 Phase II(b) clinical trial for cocaine addiction
•	Report results of the CPP-115 Phase I(a) safety study
•	Initiate investigator-sponsored CPP-109 Tourette Syndrome proof-of-concept study

Recent Filing of Form S-1 Registration Statement

On April 6, 2012, Catalyst filed a registration statement on Form S-1 (File No. 333-180617) seeking to register for sale 10,500,000 units of its securities, with each unit consisting of one share of common stock and a warrant to purchase up to one-half of one share of common stock. The registration statement became effective on May 7, 2012. However, to-date, no shares of common stock or warrants to purchase shares of common stock have been sold under this registration statement.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualifications under the securities laws of any such state or jurisdiction. Any offer of these securities will be solely by means of a prospectus included in the registration statement and any prospectus supplement that may be issued with respect to such offering. You may obtain copies of the registration statement by visiting the Company’s website, www.catalystpharma.com, or by visiting the SEC’s website, www.sec.gov.

About Catalyst Pharmaceutical Partners, Inc.

Catalyst Pharmaceutical Partners, Inc. is a development-stage specialty pharmaceutical company focused on the development and commercialization of prescription drugs targeting diseases and disorders of the central nervous system. Catalyst has two products in development, and is currently evaluating its lead product candidate, CPP-109 (vigabatrin), for the treatment of cocaine dependency. CPP-109 has been granted “Fast Track” status by the U.S. Food & Drug Administration (FDA) for the treatment of cocaine dependency. Catalyst also hopes to evaluate CPP-109 for the treatment of other addictions. Catalyst is also developing CPP-115, a next generation GABA aminotransferase inhibitor that, based on our pre-clinical studies, we believe is more potent than vigabatrin and may have reduced side effects (e.g., visual field defects, or VFDs) from those associated with vigabatrin. Catalyst is planning to develop CPP-115 for several indications, including addiction, epilepsy (initially infantile spasms) and for other select CNS indications. CPP-115 has been granted “Fast Track” status for the treatment of cocaine dependency by the FDA, has been granted orphan drug designation for the treatment of infantile spasms by the FDA and has been granted orphan drug medicinal product designation for the treatment of West Syndrome by the European Commission (EC). Catalyst believes that it controls all current intellectual property for drugs that have a mechanism of action related to the inhibition of GABA aminotransferase. For more information about Catalyst, go to www.catalystpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including (i) whether Catalyst’s ongoing clinical trials and studies will be successful; (ii) whether such trials and studies will be completed and results obtained on the expected time schedule; (iii) whether Catalyst will ever be able to file NDAs for and commercialize CPP-109 and CPP-115; and (iv) those other factors described in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 that Catalyst has filed with the U.S. Securities and Exchange Commission (“SEC”), could adversely affect Catalyst’s ability to obtain these results. Copies of the Company’s filings with the SEC are available from the SEC, may be found on Catalyst’s web site or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

CATALYST PHARMACEUTICAL PARTNERS, INC.

(a development stage company)

CONDENSED STATEMENTS OF OPERATIONS (unaudited)

	For the Three Months Ended March 31,
	2012	2011
Revenues – government grant	$—	$—
Operating costs and expenses:
Research and development	727,327	903,953
General and administrative	637,383	615,297

Total operating costs and expenses	1,364,710	1,519,250

Loss from operations	(1,364,710)	(1,519,250)
Interest income	1,317	2,114
Change in fair value of warrants liability	274,207	—

Loss before income taxes	(1,089,186)	(1,517,136)
Provision for income taxes	—	—

Net loss	$(1,089,186)	$(1,517,136)

Net loss per share – basic and diluted	$(0.04)	$(0.08)

Weighted average shares outstanding – basic and diluted	24,710,362	19,922,057

CATALYST PHARMACEUTICAL PARTNERS, INC.

(a development stage company)

CONDENSED BALANCE SHEETS

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$4,722,795	$6,029,067
Prepaid expenses	242,722	199,116

Total current assets	4,965,517	6,228,183
Property and equipment, net	14,366	12,186
Deposits	8,888	8,888

Total assets	$4,988,771	$6,249,257

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$350,329	$263,934
Accrued expenses and other liabilities	528,962	569,867

Total current liabilities	879,291	833,801
Accrued expenses and other liabilities, non-current	21,845	9,518
Warrants liability, at fair value	1,371,033	1,645,240

Total liabilities	2,272,169	2,488,559
Total stockholders’ equity	2,716,602	3,760,698

Total liabilities and stockholders’ equity	$4,988,771	$6,249,257